CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of NMR of America, Inc. and Subsidiaries on Form S-8 of our report dated June 16, 1995, on our audits of the consolidated financial statements of NMR of America, Inc. and Subsidiaries as of March 31, 1995 and 1994, and for the three years in the period ended March 31, 1995, which report is included in the Company's Annual Report of Form 10-KSB/A.

                                        COOPERS & LYBRAND L.L.P.



Parsippany, New Jersey
August 7, 1995